AMENDED SCHEDULE A
                                     TO THE
                             INVESTMENT ADVISORY AND
                            ADMINISTRATION AGREEMENT
                                     BETWEEN
                         HERITAGE ASSET MANAGEMENT, INC.
                                       AND
                              HERITAGE SERIES TRUST


      As compensation pursuant to section 7 of the Investment Advisory and Administrative Agreement between Heritage Asset Management, Inc. (the "Manager") and Heritage Series Trust (the "Trust"), the Trust shall pay to the Manager a fee, computed daily and paid monthly, at the following annual rates as percentages of each Portfolio's average daily net assets:

      (1)   For the Heritage Small Cap Stock Fund:

            Average Daily                         Advisory Fee as % of
             Net Assets                         Average Daily Net Assets
             ----------                         ------------------------

            Up to and including $50 million           1.00%
            In excess of $50 million                   .75%

      (2)   For the Heritage Value Equity Fund:

            Average Daily                         Advisory Fee as % of
             Net Assets                         Average Daily Net Assets
             ----------                         ------------------------

            All                                        .75%

      (3)   For the Heritage Growth Equity Fund:

            Average Daily                         Advisory Fee as % of
             Net Assets                         Average Daily Net Assets
             ----------                         ------------------------

            All                                        .75%

      (4)   For the Heritage Mid Cap Growth Fund:

            Average Daily                         Advisory Fee as % of
             Net Assets                         Average Daily Net Assets
             ----------                         ------------------------

            All                                        .75%

      (5)   For the Heritage Aggressive Growth Fund:

            Average Daily                         Advisory Fee as % of
             Net Assets                         Average Daily Net Assets
             ----------                         ------------------------

            Up to and including $50 million           1.00%

            In excess of $50 million                   .75%



Dated:      March 29, 1993, as last amended on July 27, 1998